WAIVER AND AMENDMENT NO. 1
TO
REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT
THIS WAIVER AND AMENDMENT NO. 1 (this “Amendment”) is entered into as of October 19, 2018, by and among CCA INDUSTRIES, INC., a Delaware corporation (“CCA”, and together with each Person joined to the Loan Agreement (as defined below) as a borrower from time to time, collectively, the “Borrowers”, and each, a “Borrower”), each Person joined to the Loan Agreement (as defined below) as a guarantor from time to time (collectively, the “Guarantors”, and each, a “Guarantor”, and collectively with the Borrowers, the “Loan Parties” and each, a “Loan Party”), PNC BANK, NATIONAL ASSOCIATION (“PNC”), the financial institutions which are now or which hereafter become a party to the Loan Agreement (as defined below) (collectively, with PNC, the “Lenders” and each individually, a “Lender”) and PNC as agent for the Lenders (PNC in such capacity, “Agent”).
BACKGROUND
Loan Parties, Agent and Lenders are parties to a Revolving Credit, Term Loan and Security Agreement dated as of February 5, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) pursuant to which Agent and Lenders provide Borrowers with certain financial accommodations.
Loan Parties have requested that Agent and Lenders (i) waive the Existing Event of Default (as defined below) and (ii) make certain amendments to the Loan Agreement, and Agent and Lenders agree to do so on the terms and conditions hereafter set forth.
NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrowers by Agent and Lenders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.
2.Waiver. An Event of Default has occurred and is continuing under Section 10.5 of the Loan Agreement as a result of Loan Parties’ failure to maintain the minimum required Fixed Charge Coverage Ratio for the period ending August 31, 2018, pursuant to Section 6.5 of the Loan Agreement due to the Fixed Charge Coverage Ratio for such period being approximately (0.86) to 1.0. (the “Existing Event of Default”). Subject to satisfaction of the conditions precedent set forth in Section 4 below, Agent and Lenders hereby waive the Existing Event of Default. Notwithstanding the foregoing, the waiver of the Existing Event of Default does not establish a course of conduct among Loan Parties and Agent and Lenders and Loan Parties hereby agree that Agent and Lenders are not obligated to waive any future Events of Default under the Loan Agreement.
3.Amendment to Loan Agreement. Subject to satisfaction of the conditions precedent set forth in Section 4 below, the Loan Agreement is hereby amended as follows:
(a)Section 1.2 of the Loan Agreement is hereby amended by inserting the following defined terms in their appropriate alphabetical order:
“Amendment No. 1” shall mean that certain Waiver and Amendment No. 1 to Revolving Credit, Term Loan and Security Agreement, dated as of October [19], 2018, among Agent, Lenders and Loan Parties.

“Amendment No 1 Effective Date” shall have the meaning given such term in Amendment No. 1.
(b)Section 1.2 of the Loan Agreement is hereby amended by amending and restating the following defined term in its entirety:
“Availability Block” shall mean an amount equal to $0.
(c)Section 3.8 of the Loan Agreement is hereby amended by (i) changing the reference to “Section 3.8” set forth therein to “Section 3.8.1” and (ii) adding a new Section 3.8.2 immediately following Section 3.8.1 which provides as follows:
“3.8.2 Successor LIBOR Rate Index.
(i)    If the Agent determines (which determination shall be final and conclusive, absent manifest error) that either (a) (i) the circumstances set forth in Section 3.8.1 have arisen and are unlikely to be temporary, or (ii) the circumstances set forth in Section 3.8.1 have not arisen but the applicable supervisor or administrator (if any) of the LIBOR Rate or a Governmental Body having jurisdiction over the Agent has made a public statement identifying the specific date after which the LIBOR Rate shall no longer be used for determining interest rates for loans (either such date, a “LIBOR Termination Date”), or (b) a rate other than the LIBOR Rate has become a widely recognized benchmark rate for newly originated loans in Dollars in the U.S. market, then the Agent may (in consultation with the Borrowing Agent) choose a replacement index for the LIBOR Rate and make adjustments to applicable margins and related amendments to this Agreement as referred to below such that, to the extent practicable, the all-in interest rate based on the replacement index will be substantially equivalent to the all-in LIBOR Rate-based interest rate in effect prior to its replacement.
(ii)    The Agent and the Borrowing Agent shall enter into an amendment to this Agreement to reflect the replacement index, the adjusted margins and such other related amendments as may be appropriate, in the discretion of the Agent, for the implementation and administration of the replacement index-based rate. Notwithstanding anything to the contrary in this Agreement or the Other Documents (including, without limitation, Section 3.8.1), such amendment shall become effective without any further action or consent of any other party to this Agreement at 5:00 p.m. New York City time on the tenth (10th) Business Day after the date a draft of the amendment is provided to the Lenders, unless the Agent receives, on or before such tenth (10th) Business Day, a written notice from the Required Lenders stating that such Lenders object to such amendment.
(iii)    Selection of the replacement index, adjustments to the applicable margins, and amendments to this Agreement (i) will be determined with due consideration to the then-current market practices for determining and implementing a rate of interest for newly originated loans in the United States and loans converted from a LIBOR Rate-based rate to a replacement index-based rate, and (ii) may also reflect adjustments to account for (x) the effects of the transition from the LIBOR Rate to the replacement index and (y) yield- or risk-based differences between the LIBOR Rate and the replacement index.
(iv)    Until an amendment reflecting a new replacement index in accordance with this Section 3.8.2 is effective, each advance, conversion and renewal of a LIBOR Rate

Loan will continue to bear interest with reference to the LIBOR Rate; provided however, that if the Agent determines (which determination shall be final and conclusive, absent manifest error) that a LIBOR Termination Date has occurred, then following the LIBOR Termination Date, all Loans as to which the LIBOR Rate would otherwise apply shall automatically be converted to the a Domestic Rate Loan until such time as an amendment reflecting a replacement index and related matters as described above is implemented.
(v)    Notwithstanding anything to the contrary contained herein, if at any time the replacement index is less than zero, at such times, such index shall be deemed to be zero for purposes of this Agreement.”
(d)Section 6.5 of the Loan Agreement is hereby amended by inserting the following defined terms in their appropriate alphabetical order:
“6.5.    Fixed Charge Coverage Ratio. Cause to be maintained as of the end of each fiscal quarter (commencing with the fiscal quarter ending November 30, 2018), a Fixed Charge Coverage Ratio of not less than 1.10 to 1.0, measured on a rolling four (4) quarter basis; provided that notwithstanding the foregoing, (i) for the period ending November 30, 2018, the Fixed Charge Coverage Ratio shall be tested for the fiscal quarter then ending, (ii) for the period ending February 28, 2019, the Fixed Charge Coverage Ratio shall be tested for the two (2) fiscal quarter period then ending and (iii) for the period ending May 31, 2019, the Fixed Charge Coverage Ratio shall be tested for the three (3) fiscal quarter period then ending.”
(e)Article VI of the Loan Agreement is hereby amended by inserting the following new Section 6.15 immediately following the existing Section 6.14:
“6.15.    Additional Information. Provide to Agent and the Lenders such information and documentation as may reasonably be requested by Agent or any Lender from time to time for purposes of compliance by Agent or such Lender with applicable laws (including without limitation the USA Patriot Act and other “know your customer” and anti-money laundering rules and regulations), and any policy or procedure implemented by Agent or such Lender to comply therewith.”
4.Conditions of Effectiveness. This Amendment shall become effective as of the date (such date, the “Amendment No. 1 Effective Date”) upon which the following conditions are satisfied:
(a)Agent shall have received a duly executed counterpart of this Amendment from each of the Loan Parties and the Lenders (which may be sent by electronic transmission for purposes of meeting this condition), with an original signed copy to be promptly provided to Agent.
(b)If Agent does not have an incumbency certificate covering the signatory for each Loan Party to this Amendment on file, Agent shall have received an updated incumbency certificate for each Loan Party.
(c)Agent shall have received a fully-earned, non-refundable waiver fee of $10,000, which fee may be charged to Borrowers’ Account.
(d)Agent shall have received such other certificates, instruments, documents and agreements as may be required by Agent or its counsel, each of which shall be in form and substance satisfactory to Agent and its counsel.
5.Representations and Warranties. Each Loan Party hereby represents, warrants and covenants as follows:
(a)This Amendment, the Loan Agreement and the Other Documents, constitute the legal, valid and binding obligations of each Loan Party and are enforceable against each Loan Party in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).
(b)Upon the effectiveness of this Amendment, each Loan Party hereby reaffirms all covenants, representations and warranties made in the Loan Agreement and the Other Documents, to the extent the same are not amended hereby, and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment (except (i) to the extent that such representations and warranties relate solely to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date and (ii) such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality thereof).
(c)No Event of Default or Default has occurred and is continuing or would exist after giving effect to this Amendment.
(d)No Loan Party has any defense, counterclaim or offset with respect to the Loan Agreement or the Other Documents.
(e)The Loan Agreement and Other Documents are in full force and effect, and are hereby ratified and confirmed.
(f)Agent, for its benefit and for the ratable benefit of each Lender, has a valid first priority lien and security interest in all Collateral (subject only to Permitted Encumbrances that have priority as a matter of Applicable Law to the extent such Liens only attach to Collateral other than Receivables or Inventory), and each Loan Party expressly reaffirms all guarantees, security interests and liens granted to Agent pursuant to the Loan Agreement and the Other Documents.
6.Effect on the Loan Agreement.
(a)Upon the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Loan Agreement as amended hereby.
(b)Except as specifically amended herein, the Loan Agreement and all the Other Documents, shall remain in full force and effect, and are hereby ratified and confirmed.
(c)Except as set forth in Section 2 hereof, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or any Lender, nor constitute a waiver of any provision of the Loan Agreement or any Other Document.
(d)This Amendment shall be an Other Document for all purposes under the Loan Agreement.
7.Release. The Loan Parties hereby acknowledge and agree that: (a) to their knowledge neither they nor any of their Subsidiaries have any claim or cause of action against Agent or any Lender (or any of Agent’s or any Lender’s Affiliates, officers, directors, employees, attorneys, consultants or agents) under the Loan Agreement or the Other Documents as of the date hereof and (b) to their knowledge, as of the date hereof, Agent and each Lender have heretofore properly performed and satisfied in a timely manner all of their respective obligations to the Loan Parties under the Loan Agreement and the Other Documents. Notwithstanding the foregoing, Agent and each Lender wish (and the Loan Parties agree) to eliminate any possibility that any past conditions, acts, omissions, events or circumstances would impair or otherwise adversely affect any of Agent’s or such Lender’s rights, interests, security and/or remedies under the Loan Agreement and the Other Documents. Accordingly, for and in consideration of the agreements contained in this Agreement and other good and valuable consideration, the Loan Parties (for themselves and their respective Subsidiaries and the successors and assigns of each of the foregoing) (each a “Releasor” and collectively, the “Releasors”) do hereby fully, finally, unconditionally and irrevocably release and forever discharge Agent, each Lender and each of their respective Affiliates, officers, directors, employees, attorneys, consultants and agents (each a “Released Party” and collectively, the “Released Parties”) from any and all debts, claims, obligations, damages, costs, attorneys’ fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent of fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, in each case that exist or have occurred on or prior to the date of this Amendment which any Releasor has heretofore had or now shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done, except for a Released Party’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction, prior to the date hereof arising out of, connected with or related in any way to the Loan Agreement or any Other Document, or any act, event or transaction related or attendant thereto, or Agent’s or any Lender’s agreements contained therein, or the possession, use, operation or control in connection therewith of any of the assets of the Loan Parties, or the making of any advance thereunder, or the management of such advance or the Collateral, in each case on or prior to the date of this Amendment.
8.Governing Law. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.
9.Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
10.Counterparts; Facsimile. This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same document. Any signature delivered by a party by facsimile or electronic transmission shall be deemed to be an original signature hereto.
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IN WITNESS WHEREOF, this Amendment to Revolving Credit, Term Loan and Security Agreement has been duly executed as of the day and year first written above.

CCA INDUSTRIES, INC.

By:_____________________________________
Name:
Title:

PNC BANK, NATIONAL ASSOCIATION, as Lender and as Agent

By:_____________________________________
Name:
Title: